COLD GIN CORPORATION. SUBSCRIPTION AGREEMENT

Gentlemen:

The Investor named below, by payment of the purchase price for such Common Shares, by the delivery of a check payable to COLD GIN CORPORATION, hereby subscribes for the purchase of the number of Common Shares indicated below of Cold Gin Corporation, at a purchase of $0.10 per Share as set forth in the Prospectus.

By such payment, the named Investor further acknowledges receipt of the Prospectus and the Subscription Agreement, the terms of which govern the investment in the Common Shares being subscribed for hereby.

A. INVESTMENT: (1) Number of Shares

(2)

Total Contribution ($0.10/Share) S

Date of Investor's check

B. REGISTRATION:

(3)

Registered owner:

Co-Owner:

(4)

Mailing address:

City, State & zip:

(5)

Residence Address (if different from above):

(6)

Birth Date:

(7)

Employee or Affiliate: Yes

(8)

Social Security: #:

U.S. Citizen [ ] Other [ Co-Owner Social Security: #:

U.S. Citizen [ I

Other 1]
Corporate or Custodial:

Taxpayer ID #:

U.S. Citizen [ 1

Other 1 1

(9)

Telephone (H) ( )

[ Joint Tenants with Rights of Survivorship [ 1 Trust/Date Trust Established
[ 1 Pension/Trust (S.E.P.)

[ 1 Tenants in Common 11 Tenants by the

Entirety

I I Corporate Ownership [ ] Partnership

[ 1 Other

D. SIGNATURES

Registered Owner:

Co-Owner:

Print Name of Custodian or Trustee: Authorized Signature:

Date:

Signature:

MAIL TO:

Cold Gin Corporation, 1300 E. Lafayette Suite 905 Detroit, MI 48207

Telephone: 313-948-9181 Telecopier: 734-929-9601

FOR OFFICE USE ONLY: Date Received:

Date Accepted/Rejected

Subscriber's Check Amount: Check No.

Deposited

MR #

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus.

Endnotes

No

Date Check